UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 17, 2015
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On January 17, 2015, MCG Capital Corporation, a Delaware corporation (“MCG”), and RadioPharmacy Investors, LLC (“RadioPharmacy”) entered into a definitive agreement (the “Agreement’) to sell through a merger 100% of its equity interest in RadioPharmacy’s subsidiary, Pharmalogic Holdings Corp., a Delaware corporation (“Pharmalogic”), to an entity (the "Purchaser") owned by Webster Capital III, L.P. (the “Pharmalogic Sale Transaction”). Pharmalogic is a nuclear compounding pharmacy for regional hospitals and imaging centers.
The Agreement contains customary representations and warranties of Pharmalogic and RadioPharmacy as well as covenants of Pharmalogic to conduct its business in a commercially reasonable manner consistent with past practices until the Pharmalogic Sale Transaction is completed. The Pharmalogic Sale Transaction is subject to customary closing conditions, including receipt of certain regulatory approvals, and is anticipated to close by the end of the first quarter of 2015.
MCG expects net proceeds of the Pharmalogic Sale Transaction to be approximately $12.0 million to $13.1 million, subject to adjustment. As of September 30, 2014, MCG valued its equity investment in RadioPharmacy at $9.5 million. At December 31, 2014, MCG had approximately 38.1 million shares outstanding.
In connection with the Pharmalogic Sale Transaction, MCG agreed to amend and restate its existing senior secured credit facility with Pharmalogic (the “Pharmalogic Credit Facility”) and has committed to provide $17.5 million of first lien financing at 8.5% to support the Pharmalogic Sale Transaction, unless the Purchaser successfully obtains financing from a third-party source. The Pharmalogic Credit Facility is intended to mature on December 31, 2017.
The determination of the fair value of MCG’s investments is subject to the good faith determination by MCG’s board of directors, which is conducted no less frequently than quarterly, pursuant to MCG’s valuation policies and accounting principles generally accepted in the United States.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the MCG’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date:	January 20, 2015	By:	/s/ Beverly Jane Alley
Beverly Jane Alley
Chief Financial Officer